Form C

Cover Page

Name of issuer:

OODLES CORPORATION

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: CA
Date of organization: 2/10/2017

Physical address of issuer:

3626 Sandalford Way
San Ramon CA 94582

Website of issuer:

http://www.oodlescorp.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

6.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

7/3/2020

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$222,359.00	$59,211.00
Cash & Cash Equivalents:	$187,683.00	$28,910.00
Accounts Receivable:	$9,886.00	$2,412.00
Short-term Debt:	$17,662.00	$894.00
Long-term Debt:	$28,600.00	$28,600.00
Revenues/Sales:	$42,203.00	$9,301.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($308,121.00)	($161,565.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

OODLES CORPORATION

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Sajal Sahay	Co-founder	Oodles Corporation	2017
Ryan McKenzie	Partner	Arbor Investments	2019
Neeraja Sahay	Photographer	Moms365	2017
Asheesh Barman	Co-founder	Oodles Corporation	2017
Arti Kapoor	CEO	New Peaks Coaching and Consulting, Inc.	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Sajal Sahay	CEO	2017
Jeff Schvimer	CFO	2018
Rajan Barma	CTO	2017
Asheesh Barman	President	2017
Asheesh Barman	Secretary	2017
Asheesh Barman	COO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Sajal Sahay	3500000.0 Common Stock	29.79
Asheesh Barman	3500000.0 Common Stock	29.79

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Intellectual property — It can take years for the USPTO to approve a patent, and we cannot accurately predict the outcome. During this time, the USPTO might revert with further questions regarding enforceability, permissibility or other concerns. The patent submission builds from the original provisional patent and a full patent search of other companies. We developed a very unique and specific submission building from this data, and the USPTO might also have further questions or concerns regarding our approach and suggest alternative paths, if any.

User growth — Student Ambassadors are full-time students. Competing priorities from school might hinder their ability to deliver the per hour new user growth we expect. Viral growth also is important for long-term acquisition cost to go down. Students might have a conservative usage of deal oriented promotions, which may have an impact on the number of students exposed to the app via sharing from their friends.

User engagement — Student users might not use all tiers of the process. This might have an impact on the planned ARPU. Students also might not utilize deals at the frequency we expect, further impacting ARPU. Lastly, being notified of deals via notifications and emails at the frequency being planned might dissuade students from using the app, vs exciting them of the value being provided.

Vendor relationships — New user growth and/or engagement might not suffice to keep vendors interested in the app. Also, the vendors might not react favorably to the revenue approach we've planned. The types of deals they want to put on the app, because of expected financial margins, might compete with student desires of more attractive options.

Product design — The user interface especially as relates to sharing might be difficult for students to engage with. The app might not provide enough incentive for students to open and use on a repeated basis. Relying on text as a medium to share might be too limiting, given that students utilize multiple other social networks to communicate with their peers.

Finances — Revenue growth might take longer than planned, further affecting the ability of the company to invest in accelerating growth. Lastly, unplanned expenses, such as the need to further enhance product features might further reduce the capacity of the company to invest in growth.

At a future date we will have to amend the Certificate of Incorporation for the authorization and creation of Preferred Stock, beyond the Seed Preferred Stock already created, for the Series A and subsequent investment rounds. Investors, investing in a SAFE agreement must be aware of this.

The majority of the Common Stock is held by Company insiders, as such they have the majority voting rights and will determine the direction of the company.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 94% of these funds will be used for marketing, sales, product and operational expenses as we scale the company's app from 8 Universities to up to 14.

Wefunder Intermediary fee: 6%

If we raise: **$1,070,000**

Use of Proceeds: Our historical experience with the eight Universities already on the app shows it takes approximately $10k of set-up costs per University, and inclusive of these start-up costs, $2 per person in user recruitment cost. Our goal is to get to 14 Universities by the end of the '21 year (December '21), and a 100k total students. This effectively means there are 6 additional Universities, and 75k students to sign-up in the next two years, equating to approximately $200k of the total we are aiming to raise. The remaining will be used for continual product development, user engagement activities (marketing), vendor sign-ups (sales), salaries and on-going corporate costs for the two year period. 94% of this funding will be used for these purposes and is expected to last through end year 2021. 6% will be paid to WeFunder as an intermediary fee.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:
(i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (80%) , or (ii) if the valuation for the company is more than **$10 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time. (iii) for investors up to the first **$200,000** of the securities, investors will receive a valuation cap of **$7,500,000** and a discount rate of 80%

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

No Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs. *Major Investor Threshold* Definition: A major investor is one who invests a minimum of $25,000.00 and are "accredited investors" as defined by Rule 501 of Regulation D (17 C.F.R. §230.501(a)). Execution. Investors who invest less than $25,000.00 will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE. *Liquidity Events*. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive

- shares of common stock equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company. *Repurchases*. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; (ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and (iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Seed Preferred	3,000,000	859,000	Yes
Common Stock	14,000,000	10,891,606	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	3,036,440

Describe any other rights:

Preferred stock has liquidation preferences over common stock. Investors in this Offering will not be receiving voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Ashesh Baman and Sajal Sahay
Issue date	03/09/19
Amount	$28,600.00
Outstanding principal plus interest	$28,600.00 as of 12/07/19
Interest rate	0.0% per annum
Current with payments	Yes

$28,600 has been loaned to Oodles Corporation to date by the co-founders for operational expenses. Shareholders' loans are multiple advances made by two founder-shareholders Asheesh Baman and Sajal Sahay to provide the business with working capital.

The Related Party Notes are non-interest bearing, and payable by the Company ten years from the date of origination.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding	SAFE	$0	General operations
8/2017	Regulation Crowdfunding	SAFE	$107,000	General operations
8/2018	Regulation Crowdfunding	SAFE	$110,689	General operations
2/2019	Regulation D, Rule 506(b)	Preferred stock	$429,500	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

$28,600 has been loaned to Oodles Corporation to date by the co-founders for operational expenses. Shareholders' loans are multiple advances made by two founder-shareholders Asheesh Baman and Sajal Sahay to provide the business with working capital.

The Related Party Notes are non-interest bearing, and payable by the Company ten years from the date of origination.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We promote enticing offers from food, drink and entertainment vendors in college towns. Our patent-pending process (patent to be owned by Oodles Corporation) incentivizes students to go to these retail outlets together, and the more they share and do together, the more value they get. Because everything on our app is geared toward helping consumers spend more time together, we've created a win-win scenario for both our vendor partners and users.

After opening our first account at the University of Oregon in April 2017, we've now grown to eight total college campuses. We have a rapidly growing user base (currently more than 25,000 students) and bring real value to our vendor partners, so our goal is to grow nationwide. There are around 4,400 college campuses around the United States and we want to establish a vendor & user base in every one.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

OODLES CORPORATION was incorporated in the State of California in February 2017.

Since then, we have achieved the following:

- Grown our user base to 26,000 students.

- Company revenue is growing at 400% year-over-year, a trend that has accelerated in Q4 '19.

- Restaurant's revenue from app has grown 20% month-on-month on average since company inception.

- We have 4.8 stars on greater than 200 user ratings in Apple's App Store and 4.5 in Google's Play Store.
- A management team with deep expertise in consumer, retail and mobile.
- Grown from operating in one University to eight.
- Successfully filed a full, non-provisional patent for the vendor promotion process.

Historical Results of Operations

Our company was organized in February 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2019, the Company had revenues of $42,203. For the period ended December 31, 2018, the Company had revenues of $9,301.
- *Assets.* As of December 31, 2019 and December 31, 2018, the Company had total assets of $222,359 and $59,211, including $187,683 and $28,910 in cash, respectively.
- *Net Loss.* The Company has had net losses of $308,121 and $161,565 for the fiscal years ending on December 31, 2019 and December 31, 2018, respectively.
- *Liabilities.* The Company's liabilities totaled $46,262 and $29,494 for the fiscal years ending on December 31, 2019 and December 31, 2018, respectively.

Liquidity & Capital Resources

To-date, the company has been financed with $217,689 in SAFEs and $429,500 equity.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 8 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. If the minimum WeFunder threshold is achieved, we plan to raise capital within 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

OODLES CORPORATION cash in hand is $187,683, as of December 2019. Over the last three months, revenues have averaged $5,000/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $36,000/month, for an average burn rate of $31,000 per month. Our intent is to be profitable in 24 months.

We started receiving revenue from our vendor-partners in November 2017. As the number of vendors-partners at each University grows, and the number of students transacting via our app grows, this revenue will correspondingly increase. Expenses should average $30,000/month thru the end of this school year, i.e. May 2019. Over the summer time, both revenue and expense will decrease as students will no longer be in school. Please note that currently none of the employees of the company are currently taking salary, the expectation is that a minimum salary will be taken by each employee once this next round of funding is achieved. In addition to the funds raised from this Offering, we can rely on revenues generated for additional capital.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.oodlescorp.com

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Arti Kapoor
- Asheesh Barman
- Jeff Schvimer
- Neeraja Sahay
- Rajan Barma
- Ryan McKenzie
- Sajal Sahay

Appendix E: Supporting Documents

Software Food Tech B2C Restaurant Events

Invest in Oodles Corporation

OodlesDeals: Only app that drives students to invite friends & eat out together

OODLESCORP.COM SAN RAMON CALIFORNIA


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Our company mission is to enable truly meaningful relationships throughout a person's lifetime. We strongly believe that college is the best time in a person's life, and that experiencing the many restaurants (and other social venues that are best enjoyed together) together with their friends is what makes the time together special.

Sajal Sahay Co-Founder & CEO @ Oodles Corporation

Why you may want to invest in us...

1. Company revenue growing at 400% per year and accelerating.
2. Restaurant's app-generated revenue growing at 20% monthly on average.
3. 26,000 students already downloaded app in the eight Universities where app is available.
4. Experienced management team with deep expertise in consumer, retail and mobile industries.
5. Monthly Active Users percentage on par with well known social apps.

mobile industries.

5. Monthly Active Users percentage on par with well known social apps.

6. Greater than 4.5 out of 5 stars rating across iOS and Android with hundreds of positive reviews.

Our Team

AND OUR MAJOR ACCOMPLISHMENTS



Sajal Sahay
Co-Founder & CEO
Deep empathy for customers and users. Leadership & marketing experience in B2C & B2B ~ 25 yrs. MBA from IESE Business School. BA from University of Chicago.



Asheesh Barman
Co-Founder, President, & COO
Expert at B2B Customer development. Over 20 yrs of business development experience in B2B and retail. BSc from Johns Hopkins University.



Jeffrey Schvimer
CFO
Extensive relationships with well-known financial organizations and investor groups. BA/MBA from University of Chicago.



Rajan Barma
CTO
Mobile app development guru in both B2B & B2C. Previous founder of a mobile app development company based in the US & India.

Why people love us



"While CSU-Chico is close by, very few students come to this part of town. I don't think just making them aware of our BBQ is enough to get them over ... I was impressed with the results. We now have multiples of CSU-Chico students come daily to the restaurant, and the number continues to grow with each day. I am very happy with my relationship with Oodles."

Scott McLeod
Owner of Smokin' Mo's BBQ in Chico, CA



"Working with Oodles has been great. My focus is on reintroducing Steve's Pizza to students at UC - Davis. With Oodles' help, we've been able to make thousands of UC - Davis students aware of Steve's Pizza in a few short weeks. We know our pizza is award-winning, and we're already seeing students come to our downtown Davis location because of our deal on the app. The Vendor Day event we conducted with Oodles gave hundreds of students the opportunity to actually taste our amazing pizza, and many have come back to our restaurant ever since."

Sheru Singh
Owner of Steve's Pizza, Davis, California

"I decided to give Oodles a try as one of their first customers. Knowing their marketing approach was to continually make students aware of Track Town and the offer we had on the app, it would be a matter of time before students using the app came to our restaurant...I was impressed with the results. We now have many U of O students come to our restaurant due to Oodles. The Vendor Days are outstanding, many hundred students come and try our award-winning pizza during the course of each Vendor Day, and become long-term customers of Track Town Pizza."

Tim Myers
General Manager, Track Town Pizza

"[...] We needed the OodleDeals app to create brand awareness. What drew me to the Oodles app is the social component. Upon meeting the principals I was impressed by their dedication, integrity and wealth of business experience. The founders are very much involved and committed to their business idea. OodlesDeals has provided us with some of their market research findings in our area, helping us decide which hours work best for our neighborhood. At this point I have signed on with OodlesDeals both as a customer AND as an investor. We are now seeing growing usage of the app in our cafe, and the number of students in particular transacting via the app continues to grow every week."

Jill Heaton
Owner, Caffe Arriva Dolce

See more on Buzz

Some of our investors

WE'VE RAISED $731,981 FROM 101+ INVESTORS SINCE OUR FOUNDING



John Edward Robinson
Non-profit/Legal Professional who wants to invest



Michael Fisette
President, Fisette Financial Services



Siddharth Hadke
15 Years experience in Technology Industry with investments in technology and manufacturing sectors



Meghan McClelland
Investor, Computer Scientist, Product Manager, Mom



Vasu Sistla
Supply chain consultant



Joseph D Sims
CEO/GM/Division President ▶ Commercializing Technology and Driving New Businesses to Reach Millions



Mark Joseph Ulrich
My name is Mark Ulrich and I live in California. I love seeing new businesses start up. I have a wife and three children. Jesus loves you!

Jack Blaisdell
Owner of Vapolocity, De-Ja Juice, IDEAL Elixirs, Stronghold Vapery, and Wingers in El Paso, TX

Derrick Bydume
Harold D. Bydume

along with 92 other investors

Downloads

Oodles Deck.pdf
Oodles Corporation Yr 2019 Financial Statements Non GAAP Adjusted And Unaudited PDF.pdf

There's no app that drives foot traffic into restaurants via friends inviting and going out together. So, we made it.

We as founders (Saj, Ash) remember our time at University primarily via the restaurants we visited with our friends. At school reunions, years later, the same friends always meet at the same restaurants we used to go to together. This spurred us to create the OodlesDeals mobile app, with a mission for our company of enabling people to establish and strengthen personal relationships throughout their lives.

Restaurant's Revenue Generated Via OodlesDeals

On average, this is growing 20% month-over-month.



30000
22500
15000
7500
0
CA Paradise Fire
Philanthropic Activities
New School Year
New School Year
New School Year
Sep '17
Dec '17
Mar '18
June '18
Sep '18
Dec '18
Mar '19
June '19
Sep '19

Chart represents consolidated data from > 100 restaurants across 8 universities that have Oodles.

Students Engage with the App — UC-Davis Example

Students love us because they save money on great food. What's even better, when they go to restaurants with their friends, they save even more and have a great time.



6000
4500
3000
1500
0
Mar '18
May '18
July '18
Sep '18
Nov '18
Jan '19
Mar '19
May '19
July '19
Sep '19
Student # Growth (cumulative)
Badges Redeemed (cumulative)

Why OodlesDeals is working

College students are busy. Still, they want to spend time with friends and create memories that last a lifetime. Going out to eat with friends is the #1 aspirational activity. Students already eat out 1-2x times per week on average.

With this said, money is always tight— as evidenced by the trillions dollar student debt crisis confronting millennials in the US.

So, we made Oodles to solve both problems — we incentivize students to invite their friends to go together to the restaurants they love around campus, and when they do go together, they get the best value.


Verizon LTE
8:28 PM
Oodles
Deals & Events
BUFFET
$6
PERSONAL PIZZA, SALAD & DRINK
SCORCHER
Share and Get Your Badge
Steve's Pizza
314 F St, Davis, CA 95616
59.4 mi
Press to See Hot and Scorcher Deals
SCORCHER
Need 2+ people to qualify. Everyone must be in-store together. Each person must have a badge
All Deals
My Badges
Used Badges

How we make money

We charge a monthly marketing services fee, and per transaction charge for deals redeemed in the restaurant. We also charge for events we execute on our vendor's behalf.

Once critical mass of users on a campus is established, $45,000 revenue on average at each University is achievable, and with 4,400 universities, our total addressable market is about $200 MM.


Monthly Subscriptions
Transaction Fees
In-Restaurant Events
Vendor Revenue
Advertising Revenue
Value Added Offers
Promotional Events

Milestones

Phase I - University of Oregon 1st University [Completed since 1st Wefunder Raise]
Established minimum viable proposition of app. Determined student acquisition methodologies. Signed first paying customer.

Phase II - Revenue Generation [Completed since 2nd Wefunder Raise]
Released v2 of app, simplified transaction process. Established new University launch six-week process.

Phase III - Revenue Acceleration [Completed since Seed round Raise]
Released v3 of app, expecting significant growth in engagement via app. Revenue growth >400% Y-O-Y and accelerating.


Company Incorporated
Feb '17
U of O - Eugene Launch
April '17
CSU - Chico Launch
Sept '17
Revenue Generation Starts
Nov '17
5,000 Students on the App
Dec '17
UC - Davis Launch
Feb '18
10,000 Students on the App
June '18
CSU - Sac State Launch
Aug '18
15,000 Students on the App
Dec '18
Northwestern Launch
Feb '19
Revenue 2x Q1/Q4 '18
Apr '19
20,000 Students on the App
June '19
Revenue 4x Q2/Q4 '18
UC - Berkeley Launch
Aug '19
Loyola/ DePaul Launches
25,000 Students on the App
Oct '19

The Plan— Revenue Potential

Scale nationwide. Grow from University students to other consumer target groups. Extend revenue from vendor focused to consumer advertising focused. Extend app usage from Restaurants to all Social Retail activities (movies, put-put golf, etc). Grow Internationally.


Restaurant Based Revenue Potential*
Oodles
$ Revenue (Logarithmic Scale)
$250MM
$25MM
$5M
$2M
$1M
$500k
Vendor Revenue
Consumer Ad & Analytics Revenue
Total Oodles Revenue (Cumulative)
WEFUNDER FINANCING - Vendor/University acceleration, - Consumer advertising testing & proof of concept determination
Up to $1M
$750k (YR 2020)
SERIES A FINANCING - Usage of app extending from University students to General population, and corresponding vendor penetration; - Branded Company consumer advertising acceleration
Up to $10M
$3M (YR 2022)
SERIES B FINANCING - Vendor & Consumer Advertising USA full penetration; - Analytics proof of concept determination
Up to $50M
$30M (YR 2025)
SERIES C FINANCING - International Markets Expansion
Up to $100M
$100M (YR 2027)
$ Raised (Round Of Financing)
*Not a forecast; based on market trends and can no way be guaranteed for Oodles Corporation

Investor Q&A

– COLLAPSE ALL

What does your company do?

We Incentivize University students to go and eat together in restaurants. We currently exist at eight Universities —with thousands of student users at each of these Universities. These students use the OodlesDeals mobile app to get deals at restaurants, all of which are weighted to give the best value when students invite and go together to these restaurants with their friends. We have plans to grow nationwide and beyond.

Where will your company be in 5 years?

In five years we aspire to be nationwide, with a meaningful user base across Universities and the general population.

Why did you choose this idea?

Our company mission is to enable truly meaningful relationships throughout a person's lifetime. We strongly believe that college is the best time in a person's life, and that experiencing the many restaurants (and other social venues that are best enjoyed together) together with their friends is what makes the time together special.

What's new about what you're making? How is it different?

We have a patent-pending process, which incentivizes consumers to share restaurant deals with their friends and actually go together to the restaurant to eat, enjoying the time together and thereby deepening their friendships.

How big is the market?

There are 22 million University students in the US, and 4,400 colleges. Each of these students goes out to eat one to two times per week on average. This represents at least two hundred million dollars as a revenue opportunity.

Who are your competitors? How are you different?

Food delivery services come closest, and we see them as complementary, not competitive. The OodlesDeals mobile app is unique because we bring multiple consumers in to a restaurant to have an enjoyable experience together. The students get maximum enjoyment & value while the restaurant makes real profit, including from the up sell opportunity each of these consumers represents once they're inside.

What do you understand about your business that others don't get?

Most restauranteurs (aka SMB's) are laggards in their mobile marketing strategies. Most of them have unnecessarily made their core strength, the investment in their bricks-and-mortar locations, into a core weakness. We help our vendor-partners create awareness & interest in actually coming to eat at their locations via mobile, the primary way University students get their information these days.

What's your biggest risk? What keeps you up at night?

Trying to do too much too fast. It is critical we understand and prioritize the key factors that drive consumer behavior. This is why all members of the company's senior management team spend as much time (50% each week) at the actual Universities where we are available. All of us talk to students and vendors almost daily to understand their pain points and how we can make our solution better and easier to solve these pain points.

How will you make money?

Each step of the process we've developed is being monetized, when talking about the deals on our app. Advertising to students is another area we see opportunity, as we are both able to micro-segment to each consumer and message them exactly what they would personally want. Our one on one relationship with each consumer also means we can talk to them directly. These monetization tracks are only viable because we provide true value to both consumers and our vendor-partners.

How do you acquire customers?

We utilize on-campus student ambassadors to make students aware of our app. We supplement this street team approach with social advertising, event sponsorship, and vendor support activities.

What is preventing an established company from offering similar deals? Why will you win?

Our incentivization process is unique and patent pending. See our investment deck for more detail. Importantly, the value-proposition we offer is all about getting people together to have fun. This is counter intuitive to where the restaurant industry has headed for the past five years.

What were you able to accomplish with the money raised from your first Wefunder campaign?

Please see the Yr 2017 In Review update we posted in February 2018 for the milestones we've reached with the initial round of money raised on WeFunder.

How quickly will you expand to other universities?

Please see the investment deck embedded in our WeFunder site for specific growth opportunity and associated investment requirements. We've brought on a new University every four months this past year, a general trend we plan on maintaining, with summer and winter holidays being the key times for us to execute a new University launch.

Why are you raising another round at this time? What will you be able to accomplish with the increased funding?

Our historical experience with the eight Universities already on the app shows it takes approximately $10k of set-up costs per University, and inclusive of these start-up costs, $2 per person in user recruitment cost. Our goal is to get to 14 Universities by the end of the '21 year (December '21), and a 100k total students. This effectively means there are 6 additional Universities, and 75k students to sign up in the next two years, equating to $200k of the total $1,000k we are aiming to raise. The remaining $800k will be used for continual product development, user engagement activities (marketing), vendor sign-ups (sales), salaries and on-going corporate costs for the two year period. 94% of this funding will be used for these purposes and is expected to last through end year 2021. The remainder will be paid to Wefunder as an intermediary fee.

How will your model scale?

The model we've established in the first eight Universities -- vendor sign-up via Business Development activities, student sign-up via social advertising, street team efforts, events sponsorship, and (overall) product enhancement through customer and consumer feedback -- is what we plan on replicating. We know per University set-up costs, student acquisition costs, and time and effort required to recruit vendors, as that's what the majority of focus in-field this past year has been all about.

Financials

Oodles Corporation has financial statements ending December 31 2019. Our cash in hand is $208,559, as of October 2019. Over the three months prior, revenues averaged $5,000/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $36,000/month.

At a Glance

January 1 to December 31

$42,203 +354%
Revenue

-$308,121
Net Loss

$17,662 +18X
Short Term Debt

$458,100
Raised in 2019

$208,559
Cash on Hand
As of 10/31/19

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We promote enticing offers from food, drink and entertainment vendors in college towns. Our patent-pending process (patent to be owned by Oodles Corporation) incentivizes students to go to these retail outlets together, and the more they share and do together, the more value they get. Because everything on our app is geared toward helping consumers spend more time together, we've created a win-win scenario for both our vendor partners and users.

After opening our first account at the University of Oregon in April 2017, we've now grown to eight total college campuses. We have a rapidly growing user base (currently more than 25,000 students) and bring real value to our vendor partners, so our goal is to grow nationwide. There are around 4,400 college campuses around the United States and we want to establish a vendor & user base in every one.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

OODLES CORPORATION was incorporated in the State of California in February 2017.

Since then, we have achieved the following:

- Grown our user base to 26,000 students.
- Company revenue is growing at 400% year-over-year, a trend that has accelerated in Q4 '19.
- Restaurant's revenue from app has grown 20% month-on-month on average since company inception.
- We have 4.8 stars on greater than 200 user ratings in Apple's App Store and 4.5 in Google's Play Store.
- A management team with deep expertise in consumer, retail and mobile.
- Grown from operating in one University to eight.

- Successfully filed a full, non-provisional patent for the vendor promotion process.

Historical Results of Operations

Our company was organized in February 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin*. For the period ended December 31, 2019, the Company had revenues of $42,203. For the period ended December 31, 2018, the Company had revenues of $9,301.
- *Assets*. As of December 31, 2019 and December 31, 2018, the Company had total assets of $222,359 and $59,211, including $187,683 and $28,910 in cash, respectively.
- *Net Loss*. The Company has had net losses of $308,121 and $161,565 for the fiscal years ending on December 31, 2019 and December 31, 2018, respectively.
- *Liabilities*. The Company's liabilities totaled $46,262 and $29,494 for the fiscal years ending on December 31, 2019 and December 31, 2018, respectively.

Liquidity & Capital Resources

To-date, the company has been financed with $217,689 in SAFEs and $429,500 equity.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 8 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. If the minimum WeFunder threshold is achieved, we plan to raise capital within 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

OODLES CORPORATION cash in hand is $187,683, as of December 2019. Over the last three months, revenues have averaged $5,000/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $36,000/month, for an average burn rate of $31,000 per month. Our intent is to be profitable in 24 months.

We started receiving revenue from our vendor-partners in November 2017. As the number of vendors-partners at each University grows, and the number of students transacting via our app grows, this revenue will correspondingly increase. Expenses should average $30,000/month thru the end of this school year, i.e. May 2019. Over the summer time, both revenue and expense will decrease as students will no longer be in school. Please note that currently none of the employees of the company are currently taking salary, the expectation is that a minimum salary will be taken by each employee once this next round of funding is achieved. In addition to the funds raised from this Offering, we can rely on revenues generated for additional capital.

A note from Wefunder. Unlike companies on the NASDAQ, early-stage startups have little operating history. Financial analysis is not as useful when there is limited data. It's more important to predict the size of the future market. If the founder achieves their vision, will enough customers pay the company enough money?

It's also common for fast-growing startups to lose money even faster: they are investing in future growth. In these cases, it's often better to check if the Cost of User Acquisition (CAC) is lower than the Lifetime Value (LTV) of that customer. If one spends $1000 today to make $10,000 over the next five years, that may be a smart bet. Amazon is a famous example of re-investing potential profits to maximize growth over 20 years.

Net Margin: -730%	**Gross Margin:** 100%	**Return on Assets:** -139%
Earnings per Share: -$0.03	**Revenue per Employee:** $10,551	**Cash to Assets:** 84%
Revenue to Receivables: 427%	**Debt Ratio:** 21%	

OodlesFinancials2019.2018.pdf

Oodles Financials FINAL.pdf

Risks

1. Intellectual property — It can take years for the USPTO to approve a patent, and we cannot accurately predict the outcome. During this time, the USPTO might revert with further questions regarding enforceability, permissibility or other concerns. The patent submission builds from the original provisional patent and a full patent search of other companies. We developed a very unique and specific submission building from this data, and the USPTO might also have further questions or concerns regarding our approach and suggest alternative paths, if any.

2. User growth — Student Ambassadors are full-time students. Competing priorities from school might hinder their ability to deliver the per hour new user growth we expect. Viral growth also is important for long-term acquisition cost to go down. Students might have a conservative usage of deal oriented promotions, which may have an impact on the number of students exposed to the app via sharing from their friends.

3. User engagement — Student users might not use all tiers of the process. This might have an impact on the planned ARPU. Students also might not utilize deals at the frequency we expect, further impacting ARPU. Lastly, being notified of deals via notifications and emails at the frequency being planned might dissuade students from using the app, vs exciting them of the value being provided.

READ MORE RISKS

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Sajal Sahay	Co-founder @ Oodles Corporation	2017
Ryan McKenzie	Partner @ Arbor Investments	2019
Neeraja Sahay	Photographer @ Moms365	2017
Asheesh Barman	Co-founder @ Oodles Corporation	2017
Arti Kapoor	CEO @ New Peaks Coaching and Consulting, Inc.	2017

Officers

OFFICER	TITLE	JOINED
Sajal Sahay	CEO	2017
Jeff Schvimer	CFO	2018
Rajan Barma	CTO	2017
Asheesh Barman	COO	2017

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Sajal Sahay	3,500,000 Common Stock	29.8%
Asheesh Barman	3,500,000 Common Stock	29.8%

Past Equity Fundraises

DATE	AMOUNT	SECURITY
	$0	SAFE
03/2019	$28,600	Loan
02/2019	$429,500	Priced Round
08/2018	$110,689	SAFE
08/2017	$107,000	SAFE

Outstanding Debts

LENDER	ISSUED	AMOUNT	OUSTANDING	INTEREST	MATURITY	CURRENT?
Ashesh Baman and Sajal Sahay	03/10/2019	$28,600	$28,600	0.0%		Yes

Related Party Transactions

$28,600 has been loaned to Oodles Corporation to date by the co-founders for operational expenses. Shareholders' loans are multiple advances made by two founder-shareholders Asheesh Baman and Sajal Sahay to provide the business with working capital.

The Related Party Notes are non-interest bearing, and payable by the Company ten years from the date of origination.

Use of Funds

$50,000	94% of these funds will be used for marketing, sales, product and operational expenses as we scale the company's app from 8 Universities to up to 14. Wefunder Intermediary fee: 6%
$1,070,000	Our historical experience with the eight Universities already on the app shows it takes approximately $10k of set-up costs per University, and inclusive of these start-up costs, $2 per person in user recruitment cost. Our goal is to get to 14 Universities by the end of the '21 year (December '21), and a 100k total students. This effectively means there are 6 additional Universities, and 75k students to sign-up in the next two years, equating to approximately $200k of the total we are aiming to raise. The remaining will be used for continual product development, user engagement activities (marketing), vendor sign-ups (sales), salaries and on-going corporate costs for the two year period. 94% of this funding will be used for these purposes and is expected to last through end year 2021. 6% will be paid to WeFunder as an intermediary fee.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Seed Preferred	3,000,000	859,000	Yes
Common Stock	14,000,000	10,891,606	Yes

The Funding Portal

Oodles Corporation is conducting a Regulation Crowdfunding offering via Wefunder Portal LLC.
CRD Number: #283503.

Form C Filing on EDGAR

The Securities and Exchange Commission hosts the **official Form C** on their EDGAR web site.